UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2019 (February 18, 2019)

 TAKUNG ART CO., LTD

(Exact name of registrant as specified in its charter)

Delaware	001-38036	26-4731758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Flat/RM 03-04 20/F Hutchison House

10 Harcourt Road, Central Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 3158 0977

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2019, the nominating and compensation committees of the board of directors of Takung Art Co., Ltd (the “Company”) nominated and appointed Mr. Jehn Ming Lim as the Company’s and the Company’s Hong Kong subsidiary, Hong Kong Takung Art Co., Ltd’s new Chief Financial Officer. Also on February 18, 2019, the Company’s board of directors ratified and approved his appointment.

Mr. Lim’s compensation as Chief Financial Officer of both the Company and its Hong Kong subsidiary is set forth in an employment agreement between Mr. Lim and Hong Kong Takung Art Co., Ltd dated February 18, 2019. Pursuant to the agreement, Mr. Lim will receive a monthly salary of HK$65,000 (approximately $8,281) for his services as Chief Financial Officer. He will be subject to a 3-month probationary period, during which either party may terminate his employment without notice or payment in lieu of notice during his first month and thereafter, with seven (7) days’ notice in writing or seven (7) days’ salary in lieu of notice for the remainder of his probationary period. After his probation, either party may terminate his employment with one (1) month’s written notice or one (1) month’s salary in lieu of notice. Mr. Lim’s employment is also subject to customary benefits such as paid time off, sickness allowance and other rights and benefits provided under the Hong Kong Employment Ordinance, Minimum Wage Ordinance, Mandatory Provident Fund Schemes Ordinance , Employee’s Compensation Ordinance and other applicable ordinances.

Mr. Lim has extensive experience in providing financial accounting and advisory services to public and private companies and has been engaging in this profession for more than 14 years. Prior to joining the Company, Mr. Lim has been a managing director of a financial consulting firm since January 2013 and was mainly responsible for overseeing SEC reporting, GAAP technical consultation, financial statement audit preparation, due diligence and internal controls compliance services. Mr. Lim also has extensive experience in auditing private and public companies in his stints as audit manager and senior auditor of two regional accounting firms in the United States from October 2008 through December 2012 and from September 2006 through October 2008, respectively and as an auditor at Ernst & Young in the United States from September 2004 through to July 2006. Mr. Lim graduated with High Honors from the University of California, Santa Barbara, with a Bachelor of Arts degree in Business Economics.

There is no family relationship between Mr. Lim and any of our other officers and directors. Except for being a consultant to the Company since June 17, 2014 and the employment agreement described below, Mr. Lim has not had any transaction with us since the beginning of our last fiscal year.

The foregoing description of the principal terms of the employment agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the employment agreement attached hereto as Exhibits 10.1, which are incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Employment Agreement between Mr. Jehn Ming Lim and Hong Kong Takung Art Co., Ltd dated February 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Takung Art Co., Ltd

Date: February 18, 2019

/s/ Chun Hin Leslie Chow
Name: Chun Hin Leslie Chow
Title: Acting Chief Executive Officer